UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 20, 2006

(Date of Earliest Event Reported)

INTEGRATED ALARM SERVICES GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50343	42-1578199
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Capital Center, 99 Pine Street 3rdFloor, Albany, NY 12207

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 426-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 20, 2006, Protection One, Inc. (“Protection One”), Integrated Alarm Services Group, Inc. (“IASG”) and Tara Acquisition Corp., a direct, wholly owned subsidiary of the Company (“Tara”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Protection One will acquire IASG (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of Protection One and IASG, upon the completion of the Merger, each share of IASG common stock will be converted into 0.29 shares of Protection One common stock, with cash to be paid in lieu of fractional shares.

The Merger Agreement contains customary representations, warranties and covenants of Protection One, Tara and IASG, including, among others, covenants to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and completion of the Merger.  IASG has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The board of directors of IASG has declared that the Merger Agreement is advisable and, subject to certain limited exceptions, shall recommend that the Merger Agreement and the transactions contemplated thereby be approved and adopted by IASG’s stockholders. Contemporaneously with the execution of the Merger Agreement, Protection One, Tara and certain directors and officers of IASG entered into a stockholders agreement (the “Stockholders Agreement”), dated as of December 20, 2006, pursuant to which such directors and officers have agreed to vote or direct the voting of their shares of IASG common stock in favor of the approval and adoption of the Merger Agreement, the Merger and any action required in furtherance thereof.  Such stockholders also granted to and appointed Protection One and certain officers of Protection One as their irrevocable proxies and attorneys-in-fact to vote their shares of IASG stock as indicated in the preceding sentence.

Consummation of the Merger is subject to various conditions, including, among others, (i) requisite approvals of the holders of IASG common stock, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement relating to the shares of Protection One common stock to be issued to the stockholders of IASG in the Merger and the listing of such shares of Protection One common stock on the NASDAQ Stock Market, (v) the exchange by certain holders of IASG’s 12% Senior Secured Notes due 2011 (the “IASG Notes”) for new notes to be issued by Protection One Alarm Monitoring, Inc. (“POAMI”) pursuant to the terms and conditions of the Lock Up and Consent Agreement, which is described in greater detail below and (vi) the amendment of POAMI’s existing credit agreement.  In addition, each party’s individual obligation to consummate the Merger is subject to certain other conditions, including, among others, (i) the accuracy of the representations and warranties of the other parties, (ii) compliance of the other parties with their respective covenants and agreements and (iii) the delivery of opinions from tax counsel to Protection One and IASG to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Merger Agreement also contains certain termination rights for both Protection One and IASG.  Under certain circumstances, including if the board of directors of IASG recommends an alternative business combination transaction to its stockholders and Protection One terminates the Merger Agreement as a result thereof, IASG shall be required to pay Protection One a termination fee of $7.5 million.  Protection One shall be required to pay IASG a reverse termination fee of $7.5 million if, under certain circumstances, POAMI does not obtain an amendment of its existing credit agreement.

The foregoing descriptions of the material terms of the Merger Agreement and the Stockholders Agreement are qualified by reference to the Merger Agreement and the Stockholders Agreement, copies of which are filed, respectively, as Exhibits 2.1 and 10.1 hereto and incorporated herein by reference.

Cautionary Statement

The Merger Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this report, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, covenants and agreements made by the parties in the Merger Agreement are made as of specific dates and are qualified and limited.  In addition, certain of the contractual representations are subject to a standard of materiality that may be different from what securityholders may view as material to their interests.  Investors in Protection One’s securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Lock Up and Consent Agreement

On December 18, 2006, Protection One and IASG entered into a Lock Up and Consent Agreement (the “Lock Up Agreement”) with the following holders of the IASG Notes: Greywolf High Yield Master Fund, Greywolf Capital Partners II LP, Greywolf Capital Overseas Fund, Glenview Capital Partners LP, Glenview Institutional Partners LP, Glenview Capital Master Fund Ltd, GCM Little Arbor Partners LP, GCM Little Arbor Institutional Partners LP, GCM Little Arbor Master Fund Ltd, Caspian Capital Partners, L.P., Mariner LDC, Mariner Opportunities Fund, LP, Mariner Voyager Master Fund, Ltd, Riva Ridge Master Fund, Ltd. and Redwood Master Fund, Ltd. (collectively, the “Consenting Noteholders”).  The Consenting Noteholders own approximately 85% of the aggregate principal amount of the outstanding IASG Notes.

Pursuant to the Lock Up Agreement and subject to the consummation of the Merger, each Consenting Holder shall tender its IASG Notes in exchange for new notes to be issued by POAMI (the “New Notes”).  The New Notes, which shall bear interest at the same rate and mature on the same date as the IASG Notes, will be secured by a second priority lien on POAMI’s assets, subject to an intercreditor agreement reasonably acceptable to all parties.  The

New Notes shall be issued pursuant to an indenture, the terms and conditions of which are set forth in the term sheet attached to the Lock Up Agreement.  Such terms include, among others, a reduction in the interest coverage ratio to 2.25:1, modifications to the permitted indebtedness exceptions and revisions to the restricted payment, asset sale and affiliate transaction covenants. Furthermore, each Consenting Holder has agreed to consent to the removal of many of the restrictive covenants and events of default contained in the IASG Notes and waive any existing defaults under the IASG Notes.

The foregoing description of the material terms of the Lock Up Agreement is qualified by reference to the Lock Up Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On December 20, 2006, Protection One and IASG issued a joint press release (the “Press Release”) announcing that Protection One, IASG and Tara entered into the Merger Agreement. Also on December 20, 2006, IASG provided communications to its employees announcing that Protection One, IASG and Tara had entered into the Merger Agreement. The full text of these communications are furnished as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference.  We are also furnishing presentation materials included as Exhibit 99.3 to this Report that were used at a December 21, 2006 presentation to investors relating to the announcement of the Merger.

*                                         *                                         *                                         *

Forward-Looking Statements

Certain statements in this report and the exhibits hereto may contain forward-looking information regarding Protection One and IASG and the combined company after the completion of the transaction that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified as such because the context of the statement includes words such as “believe,” “expect,” “anticipate,” “will,” “should” or other words of similar import.  These statements also include, but are not limited to, the benefits of the business combination transaction involving Protection One and IASG, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of the management of Protection One and IASG and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of IASG’s stockholders to approve the transaction; the risk that the businesses of Protection One and IASG will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, management, employees or suppliers; costs and availability of alarm equipment; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty.

Additional risks and factors are identified in IASG’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, as amended, for the fiscal year ending December 31, 2005, which is available on IASG’s website (http://www.iasg.us).  IASG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this filing.

Additional Information About the Merger

In connection with the proposed merger of Protection One and IASG, the parties intend to file relevant materials with the SEC, including a proxy statement/prospectus regarding the proposed transaction.  Such documents, however, are not currently available.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the Company and IASG without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  Copies of the proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a written request to Integrated Alarm Services Group, Inc.,  Attention: Brian Shea, 99 Pine Street Albany NY, 12207, or by calling (518) 426-1515.

Protection One, IASG and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from IASG stockholders in respect of the proposed transaction.  Information regarding Protection One’s directors and executive officers is available in Protection One’s information statement for its 2006 annual meeting of stockholders, as filed with the SEC on April 28, 2006.  Information regarding IASG’s directors and executive officers is available in IASG’s proxy statement for its 2006 annual meeting of stockholders, as filed with the SEC on August 3, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

2.1

Agreement and Plan of Merger, dated as of December 20, 2006, by and among Protection One, Inc., Integrated Alarm Services Group, Inc. and Tara Acquisition Corp. (incorporated by reference to Exhibit 2.1 on Form 8-K filed by Protection One on December 21, 2006 (SEC File No. 1-12181))

10.1

Stockholders Agreement, dated as of December 20, 2006, by and among Protection One, Inc., Tara Acquisition Corp. and the stockholders named therein. (incorporated by reference to Exhibit 10.1 on Form 8-K filed by Protection One on December 21, 2006 (SEC File No. 1-12181))

10.2

Lock Up and Consent Agreement, dated as of December 18, 2006, by and among Protection One Alarm Monitoring, Inc., Integrated Alarm Services Group, Inc. and the noteholders named therein. (incorporated by reference to Exhibit 10.2 on Form 8-K filed by Protection One on December 21, 2006 (SEC File No.
1-12181))

99.1	Press Release dated December 20, 2006

99.2	Memo to Employees dated December 20, 2006

99.3	Presentation Materials dated December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ALARM SERVICES GROUP, INC.

	By:	/s/ Charles T. May
Charles T. May
Chief Executive Officer

Dated: December 21, 2006